UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

___________

CENTRAL VIRGINIA BANKSHARES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P. O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code: (804) 403-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008 at the Registrant’s Annual Meeting of Shareholders, the board of directors elected a new director to fill the remaining term of director Larry D. Wallace, who died on December 21, 2007. The registrant issued a press release reporting its action on May 14, 2008. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 8.01	Other Events.

On May 13, 2008, the Registrant’s board of directors declared a 5 percent stock dividend and the regular second quarter cash dividend of $0.18 per share. The cash dividend will be paid immediately following the stock dividend on the higher number of shares. Both dividends will be paid on June 13, 2008 to shareholders of record on May 30, 2008. A copy of the press release is being furnished as an exhibit to this report and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits. The following exhibits are being furnished pursuant to Items 5.02 and 8.01 above.

Exhibit No.	Description

99.1	Press Release dated May 14, 2008 – New Board Member

99.2	Press Release dated May 14, 2008 – Stock and Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.
(Registrant)

Date: May 15, 2008	By: /s/ Charles F. Catlett, III
Charles F. Catlett, III
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 14, 2008 – New Board Member

99.2	Press Release dated May 14, 2008 – Stock and Cash Dividend